FOR IMMEDIATE RELEASE
Contact: Nick Zangari
(502) 394-1157
Nick.Zangari@kyderby.com
Churchill Downs Incorporated Completes Acquisition
of Presque Isle Downs & Casino
LOUISVILLE, Ky. (January 11, 2019) - Churchill Downs Incorporated (“CDI” or “the Company”) (Nasdaq: CHDN) today announced that it has completed the previously announced purchase of Presque Isle Downs & Casino (“Presque Isle”) in Erie, Pennsylvania from Eldorado Resorts, Inc. (“ERI”) (Nasdaq: ERI) for cash consideration of $178.9 million, subject to certain working capital and other purchase price adjustments. The purchase of the property follows the approval of the transaction by the Pennsylvania Gaming Control Board and the Pennsylvania State Horse Racing Commission. The transaction was funded with cash on hand and through the Company’s existing credit facility.
“Presque Isle will give us a foothold in Pennsylvania and the opportunity to participate in the sports betting and online gaming market throughout the state. This acquisition is projected to be immediately accretive to our shareholders,” said Bill Carstanjen, CEO of CDI. “We are excited about welcoming Presque Isle and its employees to the Churchill family.”
About Presque Isle Downs & Casino
Presque Isle opened its casino in February 2007 and operates approximately 1,600 slots, 32 table games and a poker room. Presque Isle also conducts live thoroughbred racing.
About Churchill Downs Incorporated
Churchill Downs Incorporated ("CDI") (Nasdaq: CHDN), headquartered in Louisville, Ky., is an industry leading racing, gaming and online entertainment company anchored by our iconic flagship event - The Kentucky Derby. We are the largest legal online account wagering platform for horseracing in the U.S., through our ownership of TwinSpires.com. We are also a leader in brick-and-mortar casino gaming with approximately 9,500 gaming positions in seven states. We have launched our BetAmerica Sportsbook at our two Mississippi casino properties and have announced plans to enter additional U.S. real money online gaming and sports betting markets. Derby City Gaming, the first historical racing machine (“HRM”) facility in Louisville, was opened in September 2018 with 900 HRM machines. Additional information about CDI can be found online at www.churchilldownsincorporated.com.
Information set forth in this presentation contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), which provides certain “safe harbor” provisions. All forward-looking statements made in this presentation are made pursuant to the Act. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “should,” “would,” “estimate,” “may,” “project,” and similar words, although some forward-looking statements are expressed differently.
The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Such risks and uncertainties and other factors include, but are not limited to: economic conditions on discretionary spending; additional or increased taxes and fees; public perceptions or lack of confidence in the integrity of our business; loss of key or highly skilled personnel; restrictions in our debt facilities limiting our flexibility to operate our business; catastrophic events and system failures disrupting our operations; security breaches and other security risks related to our technology, personal information, source code and other proprietary information; and other risks and uncertainties described in our reports on Form 10-K, Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.